Exhibit 16


                        [Letterhead of Stegman & Company]

                                  April 9, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D. C. 20549


                          Re:  Sandy Spring Bancorp, Inc.
                               File No. 0-19065

Dear Sir or Madam:

        We have read item 4 of the Form 8-K dated April 7, 2003 of Sandy Spring Bancorp, Inc. We agree with such statements made under Item 4(a). We have no basis to agree or disagree with statements made under Item 4(b).


                                                       Very truly yours,

                                                       /s/ Stegman & Company